EXHIBIT 10.2

REVOLVING LINE OF CREDIT

LOAN AGREEMENT

THIS REVOLVING LINE OF CREDIT LOAN AGREEMENT (this “Agreement”) is made as of May 29, 2009, by and between Michael Reger having a business address at 777 Glade Road Suite 300, Boca Raton, Florida 33431("Lender") and GelTech Solutions, Inc., a Delaware Coloration (the "Borrower"), having a business address at 1460 Park Lane South Suite 1, Jupiter, Florida 33458 attention, Michael Cordani.

RECITALS

Lender is willing to make a revolving loan available to Borrower on the terms set forth in this Agreement.

TERMS OF AGREEMENT

NOW THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Definitions.  Except as otherwise may be provided in this Agreement, the following terms shall have the following definitions:

1.1

The term "Cutoff Date" shall mean the maturity date of the Note.

1.2

The term "Event of Default” shall have the definition given it in Section 9 hereof.

1.3

The term "Loan" shall mean the revolving line of credit loan evidenced by the Note.

1.4

The term “Loan Documents” means this Agreement, the Note, and any other documents and financing statements executed or filed in connection with the Loan.

1.5

The term "Note" shall mean the Revolving Promissory Note dated as of the date hereof, in a principal amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), executed by Borrower and delivered to Lender.

2.

Loan Amount; Use of Proceeds; Administrative Fees, Condition Precedent.

2.1

Revolving Loan.  Lender agrees to make the Loan available to Borrower on a revolving basis subject to the terms and conditions hereinafter set forth.  As long as:  (i) no Event of Default shall then exist, nor shall any facts exist which with the passage of time, or the giving of notice, or both would constitute an Event of Default; (ii) the representations and warranties provided by Borrower in this Agreement and the other Loan Documents remain true and correct; (iii) no material adverse change in the financial condition, business operations or prospects of Borrower taken as a whole has occurred since the Effective Date of this Agreement;

then until the Cutoff Date Borrower may borrow, repay and reborrow Loan proceeds provided, however, at no time will the outstanding principal balance of the Loan exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00); provided, further that any such advancement under the Loan will not make the Borrower insolvent, which shall be evidenced by a written statement by the Chief Financial Officer of Borrower and submitted along with the Loan Request (as defined below).

2.2

Request for Disbursements of Loan Proceeds.  All requests for an advance under the Note shall be made by delivering to Lender a request for an advance in the form attached hereto as Schedule 2.2 (a “Loan Request”).  Each Loan Request shall be signed by a designated, party in writing, who is authorized to request such advances from the Loan (a “Designated Person”).  Borrower unconditionally authorizes Lender to advance Loan proceeds based on a Loan Request signed by a Designated Person.  The initial Designated Person is Michael Cordani.  Borrower may revoke the authority of a Designated Person to request Loan advances, but only if such revocation is in writing and is signed by Borrower (a “Revocation Notice”).  A Revocation Notice shall be given by Borrower to Lender pursuant to Section 11 hereof provided, however, it shall not be deemed received by Lender and effective to revoke the authority of a Designated Person until actually received by Lender and the Lender shall confirm in writing to Borrower that Lender has received the Revocation Notice.  Any advances of Loan proceeds made by Lender based on a Loan Request signed by a Designated Person prior to the date a Revocation Notice is effective as set forth in the immediately preceding sentence shall be binding on Borrower.

2.3

Use of Proceeds.  Disbursements under the Loan shall be used solely by Borrower:  (a) for the purposes of working capital of the Company and to acquire inventory (b) pay the costs set forth in the Credit Enhancement and Financing Security Agreement (c) to pay the costs to close the Loan and (d) to repay all advancements made to the Company by the Lender under any previous lines of credit extended to the Borrower from the Lender.  The Borrower covenants that the proceeds of the Loan shall only be used for the purposes set forth in this Section 2.3.

2.4

Repayment of Note. The Note will be repaid as to principal and interest on the terms set forth in the Note.  All payments made pursuant to the Note shall be free and clear of any present or future United States taxes, withholdings or other deductions whatsoever (other than income taxes due pursuant to the laws of the State of Florida and the United States). Lender acknowledges that the Borrower may make payments to Enterprise Bank, which Lender is obligated on a $2,500,000.00 Line of Credit. It is further acknowledged that any payment made directly to Enterprise Bank on behalf of the Lender shall be treated as a payment and reduction in the same amount of the outstanding accrued interest, first, then principal on the Loan.

2.5

Clean-Up Period.  Borrower covenants and agrees that it will comply with the terms of Section 7 of the Note (Clean Up Period). Such Clean Up Period will be coordinated with the Lender in advance in order for Lender to satisfy such requirement under the Line of Credit that the Lender has with Enterprise Bank.

2.6

Condition Precedent. It shall be a condition precedent for the Lender to advance any amounts under the Loan to the Borrower until all of the outstanding prior obligations owed to the Lender from the Borrower are paid in full, including any amounts due and owing to the Lender pursuant to the Credit Enhancement and Financing Security Agreement.

3.

Representations and Warranties.  Borrower represents and warrants that as of the date hereof and as of each disbursement under the Loan the following representations and warranties will be true and correct:

3.1

Power; Authorization; Enforceable Obligations.  Borrower has full power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents.  The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

3.2

 No Violation of Agreements.  The Borrower is not in default under any indenture, mortgage, deed of trust, agreement or instrument to which he is a party or by which it may be bound.

3.3

 No Legal Conflicts.  The borrowing of the Loan and Borrower's execution, delivery and performance of his obligations under the Loan Documents will not: (a) violate, conflict with or result in a default under any agreement or other instrument to which Borrower is a party; (b) violate any law or regulation or any order or decree of any court or governmental instrumentality; (c) require any authorization or consent from, or any filing with, any governmental authority; (d) result in the creation of any lien, charge or encumbrance upon any of the property of the Borrower; nor (e) will the Borrower be insolvent at the time of such disbursement under the Loan.

3.4

No Litigation.  No action, suit, proceeding or investigation, judicial, administrative or otherwise (including, without limitation, any reorganization, bankruptcy, insolvency or similar proceeding) currently is pending or, to the best of Borrower's knowledge, threatened or contemplated against or affecting Borrower that is not disclosed in Schedule 3.6 hereto.  Borrower is not in default in any material respect under any agreement to which it is a party, or under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Borrower.

3.5

 Business Purpose of Loan.  Borrower will use the proceeds of the Loan in strict compliance with this Agreement.

3.6

Tax Returns and Payments.  To the best of the Borrower’s knowledge, all federal, state and other tax returns of Borrower required by applicable laws to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon Borrower and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted hereunder or where Borrower is challenging such taxes, assessment or other government charges or levies in good faith by appropriate proceedings (diligently pursued) and against which adequate cash reserves have been established.

3.7

Financial Condition.  There has been no material adverse change in the assets, liabilities, properties, and condition, financial or otherwise, of the Borrower from the

Effective Date of this Agreement, if such material change occurs the Borrower promptly notify the Lender in writing of such circumstances.

3.8

Governmental Action.  No action of, or filing with, any governmental or public body or authority is required to authorize or is otherwise required in connection with, the execution, delivery and performance of this agreement, the Note, or any of the Loan Documents or other instruments or documents to be delivered pursuant to the terms of this Agreement.

3.9

 Disclosure.  Neither the schedules nor any certificate, statement, report or other document furnished to Lender by the Borrower or others in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

4.

Survival.  All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower to Lender pursuant to or in connection with this Agreement or any of the other Loan Documents shall constitute representations and warranties made by Borrower under this Agreement.  All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each disbursement under the Loan.

5.

Information.  For so long as the obligations of Borrower under the Loan remain unpaid or unperformed, or this Agreement is in effect, Borrower at the reasonable request of Lender will furnish to Lender at Lender's office:

5.1

Tax Returns.  Copies of all federal and state tax returns filed by Borrower within fourteen (14) days after the filing thereof, and in the event Borrower seeks an extension for the filing of the same, a copy of such extension within fourteen (14) days after the same is filed.

5.2

Other Financial Information.  Such other information concerning the financial condition of Borrower as Lender shall reasonably request.

5.3

Notice of Litigation and Other Matters.  Prompt notice, without request by Lender, of:

5.3.1

the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower or any of his properties, assets or businesses which would materially affect the Borrower’s ability repay the Loan pursuant to the terms and conditions of this Agreement; and

5.3.2

any Event of Default or any event which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default by Borrower under any material agreement to which Borrower is a party or by which Borrower or any of his properties may be bound and such action that Borrower is taking to remedy such Event or

Default or other default which would materially affect the Borrower’s ability repay the Loan pursuant to the terms and conditions of this Agreement.

6.

Affirmative Covenants.  For so long as the obligations of Borrower under the Loan remain unpaid or unperformed, or this Agreement is in effect, unless Lender shall otherwise consent in writing, Borrower shall:

6.1

Payment of Taxes and Claims.  Pay or discharge when due, or cause to be paid and discharged when due (a) all material taxes, assessments and governmental charges or levies imposed upon him or upon his income or upon any properties belonging to him, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a lien on all or any portion of the Company’s assets; provided, however, that this paragraph shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being diligently contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate cash reserves have been established.

6.2

Insurance.  The Borrower shall (i) keep all of his properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, (ii) maintain adequate insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and under all applicable workmen's compensation laws, and (iii) maintain adequate insurance covering such other risks as Lender may reasonably request.  For the purposes of this Section 6.2:

6.2.1

Insurance shall be deemed adequate if the same if not less extensive in coverage and amount than is customarily maintained by other persons engaged in the same or similar business similarly situated.

6.2.2

The Borrower shall, from time to time upon request of Lender, promptly furnish or cause to be furnished to Lender evidence, in form and substance satisfactory to Lender, of the maintenance of all insurances required by this Section 6.2 to be maintained, including, but not limited to such originals or copies as Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

6.3

Properties in Good Condition.  The Borrower shall keep its properties in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto.

6.4

Pay Indebtedness to Lender and Perform Other Covenants.  The Borrower shall (a) make full and timely payment of the principal of and interest and premium, if any, on the Note and all other indebtedness of the Borrower to Lender, whether now existing or hereafter arising and (b) duly comply with all the terms and covenants contained in the Loan Documents, all at the times and places and in the manner set forth therein

6.5

Further Assurances.  The Borrower shall, at its cost and expense, upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to

Lender such further instruments and do and cause to be done such further acts that may be necessary or proper in the opinion of Lender to carry out more effectually the provisions and purpose of this Agreement.

7.

Intentionally Omitted.

8.

No Third Party Beneficiary Status.  The parties do not intend the benefits of this Agreement to inure to any third party.  If this Agreement shall be disclosed to any third parties, such disclosure shall be for informational purposes only and no such third party should have any expectation of relying on any of the matters or agreements set forth in this Agreement.

9.

 Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder:

9.1

Bankruptcy.  Either a court shall enter a decree or order for relief in respect of Borrower or Mortgagor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of Borrower’s property, or order the winding up or liquidation of his affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any voluntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Borrower or for any substantial part of Borrower’s property, or shall make any general assignment for the benefit of his creditors, or shall fail generally to pay his debts as they become due or shall take any action in furtherance of the foregoing.

9.2

Attachment.

The issuing of any attachment or garnishment or the filing of any lien against any property of the Borrower, which attachment, garnishment or lien materially affects the ability of Borrower to repay the Note or to comply with the terms of the Loan Documents and which is not dismissed or satisfied within twenty (20) days after filing or the enforcement of which is not stayed within twenty (20) days after the filing thereof.

9.3

Nonpayment.  Borrower shall fail to pay any sums when due under the terms of the Note and/or the other Loan Documents.

9.4

Default Under Loan Documents.  Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement and/or the other Loan Documents, or any amendment hereto or thereto (other than those related to monetary obligations of Borrower, including, without limitation, the payment of interest, principal, charges and/or fees due under the Note) and such failure shall continue for ten (10) days and, if Lender has actual notice of such default, ten (10) days after Borrower receives written notice from Lender of such default.

9.5

Inaccuracy of Warranties.  If at anytime any representation or warranty made by Borrower in this Agreement and/or the other Loan Documents shall be or become incorrect in any material respect.

9.6

Default Under Other Agreements.  A default by Borrower under any note, mortgage, guaranty or other instrument of indebtedness or any agreement hereafter executed by Borrower in favor of Lender beyond any applicable notice and cure period.

9.7

Material Adverse Change.  A material, adverse change to the financial condition of the Borrower shall occur from the Effective Date of this Agreement.

9.8

Liquidation.  The Liquidation of the Borrower.

9.9

Entry of Judgment.  The entry against Borrower of a judgment which grants money damages in excess of $1,000,000.00, which judgment is not paid within twenty (20) days after the entry of the judgment or the enforcement of which judgment is not stayed by the posting of a bond within twenty (20) days after the entry of the judgment.

9.10

Seizure.  The taking of possession of any substantial part of the property of Borrower at the instance of any governmental authority.

9.11

Insecurity.  If Lender, in good faith, shall deem itself insecure.

10.

Remedies.  Upon the occurrence of any Event of Default, Lender may exercise any or all of the following rights and remedies available to it under the Note, at its discretion:

10.1

Acceleration.  Declare immediately due and payable all monies advanced under the Note and/or pursuant to this Agreement which are then unpaid.

10.2

No Further Advances.  Refuse to disburse any monies under the Loan.

10.3

Other Remedies.  Exercise any and all remedies available to it under the Note and this Agreement.

10.4

Remedies Not Exclusive.  The failure of Lender to exercise any remedy provided under this Agreement or the Note shall not preclude the resort to any other remedy provided or prevent the subsequent or concurrent resort to any other remedy which by law or equity shall be vested in Lender for the recovery of damages or otherwise in the event of a breach of any of the undertakings of Borrower hereunder.

11.

 Notices.  All communications required hereunder or under the Loan Documents shall be in writing and, except as specifically set forth in Section 2.2 hereof, sent by either hand delivery, special delivery service (e.g., Federal Express) or certified mail, postage prepaid, return receipt requested.  Notice shall be conclusively presumed to have been given three (3) business days after notice is sent by certified mail, the next business day after notice is sent by special delivery service, or upon receipt if sent by hand delivery.  For purposes hereof, the address of the parties hereto (until notice of a change thereof is served as provided in this section) shall be as set forth in the first paragraph of this Agreement.

12.

Further Assurances.  From time to time Borrower will execute and deliver to Lender such additional instruments as Lender may reasonably request to effectuate the purposes of this Agreement and to assure Lender as secured party of the security interests referred to herein.

13.

Successors and Assigns.  This Agreement shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the successors and assigns of Lender.  Notwithstanding the foregoing, Borrower shall not have the right to assign his interests in this Agreement, the Note or without the prior written consent of Lender.

14.

Amendment.  This Agreement cannot be changed or amended except as specifically set forth herein and by agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

15.

Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to choice of law rules.  Borrower shall submit itself to the nonexclusive jurisdiction of federal and state courts located in Palm Beach County, Florida for any action arising out of or related to the Loan, this Agreement or the Loan Documents.

16.

Counterparts.  This Agreement may be executed in duplicate counterparts which when construed together shall constitute a single instrument.

17.

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

18.

Waiver.  Lender, from time to time, may waive the performance by Borrower of any of its obligations which shall arise under this Agreement, the Note, and may waive, from time to time, any of the conditions to the making of a disbursement of Loan proceeds.  The agreement of Lender to waive any of Borrower's obligations under this Agreement, the Note or the agreement of Lender to waive any of the conditions to the disbursement of Loan proceeds, shall not constitute the agreement of Lender to waive such obligations or conditions in the future nor shall a continual or repeated waiver of such obligation or condition result in the establishment of a course of conduct by which Lender shall be estopped from enforcing such obligations or conditions and Lender may, at its discretion, require strict compliance by Borrower of all the terms, covenants and conditions of this Agreement or the Note

19.

Indemnification.  Borrower agrees to indemnify and save harmless Lender and its officers, directors, employees, agents, affiliates and shareholders from and against any and all liability, expense, or damage of any kind or nature and from any suits or claims, including reasonable legal fees and expenses, on account of any matter, whether in suit or not, arising out of the Loan, this Agreement or in connection therewith, including, without limitation, liabilities caused by the negligence of the party seeking indemnification, but excluding liabilities caused by the gross negligence or willful misconduct of the party seeking indemnification.

20.

Reimbursement of Expenses.  Borrower shall reimburse Lender upon demand for any reasonable costs and expenses actually incurred by Lender, including, without limitation, reasonable attorney fees, Lender may incur while exercising any right, power, or remedy provided by the Loan, this Agreement or by law.

.

21.

Stamp, Intangible and Recording Taxes.  Borrower will pay any and all stamp, intangible, registration, recording and similar taxes, fees or charges and shall indemnify Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement, the Note or the perfection of any rights or liens thereunder.

22.

General Construction.  Defined terms used in this Agreement may be used interchangeably in singular or plural form.

23.

WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR SUBSEQUENT PROCEEDING, BROUGHT BY EITHER LENDER OR BORROWER WITH RESPECT TO ANY OBLIGATION CREATED UNDER THIS AGREEMENT OR THE NOTE AGAINST ANY OR ALL OF THE OTHERS ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.

The parties hereto have duly executed this Revolving Line of Credit Loan Agreement on the day and year first above written.

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[REVOLVING LINE OF CREDIT LOAN AGREEMENT]

LENDER:

Michael Reger

BORROWER:

By:

Print Name:

Its: